Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 3, 2016	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2016 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2016. National Fuel had consolidated earnings for the quarter ended September 30, 2016, of $37.6 million or $0.44 per share, compared to the prior year’s fourth quarter consolidated loss of $187.7 million or $2.22 per share. For fiscal 2016, the Company had a consolidated net loss of $291.0 million or $3.43 per share, versus a consolidated net loss of $379.4 million or $4.50 per share in fiscal 2015.

FISCAL 2016 FOURTH QUARTER SUMMARY

•	Consolidated net income of $37.6 million or $0.44 per share

•	Operating Results (earnings before items impacting comparability) of $56.6 million or $0.66 per share (non-GAAP reconciliation on page 2)
•Impairment of oil and gas properties of $32.8 million ($19.0 million after tax)

•	Adjusted EBITDA of $170.1 million, up from $153.6 million in the prior year (non-GAAP reconciliation on page 26)
•Net production of 39.8 Bcfe, a 6% increase from prior year, resulting in record annual net production for fiscal 2016
•Price-related production curtailments of 6.2 Bcf in Appalachia
•Average natural gas prices after hedging of $3.09 per Mcf, down $0.26 per Mcf from the prior year
•Average oil prices after hedging of $60.01 per Bbl, down $6.39 per Bbl from the prior year

•	Midstream businesses Adjusted EBITDA of $67.5 million, up from $56.7 million in the prior year (non-GAAP reconciliation on page 27)

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “We are pleased to finish our 2016 fiscal year with a strong fourth quarter. Realized commodity prices that declined by more than 10% over the entire fiscal year had a negative effect on our financial performance, as did weather that was 16% warmer than normal. Nonetheless, we were able to improve on our overall results from the prior year. Our team’s continued focus on cost control and operational efficiencies across the Company’s entire value chain helped drive the improved results for the year.

“Already into the second month of our 2017 fiscal year, we continue to focus on executing our integrated plans and navigating the Company through an increasingly challenging environment in the domestic energy industry. We expect to continue the methodical development of our vast, industry-leading low cost natural gas resource in the Marcellus and Utica shales. At the same time, we will leverage our valuable pipeline footprint and over 100 years of operational experience to responsibly build out and maintain the infrastructure necessary to supply the clean-burning fuel that keeps our utility customers warm, and connect the new supply sources to demand centers across the region. I am confident that our asset base and unique integrated structure will continue to provide us with a competitive advantage and that our strategy will deliver increasing returns for our shareholders, and position National Fuel as a premier energy company for years to come."

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OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2016	2015	2016	2015
Reported GAAP earnings (loss)	$37,553	$(187,703)	$(290,958)	$(379,427)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	32,756	417,197	948,307	1,126,257
Tax impact of impairment of oil and gas properties	(13,757)	(176,360)	(398,287)	(476,097)
Joint development agreement professional fees (E&P)			7,855
Tax impact of joint development agreement professional fees			(3,299)
Deferred income tax adjustments (E&P)		(13,206)		(13,206)
Reversal of stock-based compensation		(7,776)		(7,776)
Tax impact of reversal of stock-based compensation		3,095		3,095
Operating Results	$56,552	$35,247	$263,618	$252,846

Reported GAAP earnings (loss) per share	$0.44	$(2.22)	$(3.43)	$(4.50)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	0.38	4.93	11.18	13.35
Tax impact of impairment of oil and gas properties	(0.16)	(2.09)	(4.69)	(5.64)
Joint development agreement professional fees (E&P)			0.09
Tax impact of joint development agreement professional fees			(0.04)
Deferred income tax adjustments (E&P)		(0.15)		(0.15)
Reversal of stock-based compensation		(0.09)		(0.09)
Tax impact of reversal of stock-based compensation		0.04		0.04
Earnings per share impact of dilutive shares (All segments)		(0.01)	(0.02)	(0.04)
Operating Results per diluted share	$0.66	$0.41	$3.09	$2.97

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Operating Results as reported GAAP earnings before items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation and amortization, interest and other income, impairments, items impacting comparability, and income taxes.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2016	2015	Variance	2016	2015	Variance
Net Income / (Loss)	$16,744	$(207,019)	$223,763	$(452,842)	$(556,974)	$104,132
Net Income / (Loss) Per Share (Diluted)	$0.20	$(2.45)	$2.65	$(5.34)	$(6.60)	$1.26
Adjusted EBITDA	$95,157	$97,582	$(2,425)	$363,830	$422,289	$(58,459)

Net income in the Exploration and Production segment in the current year’s fourth quarter was $16.7 million or $0.20 per share, compared to a net loss of $207.0 million or $2.45 per share in the prior year’s fourth quarter, an increase of $223.7 million, or $2.65 per share. The increase in the Exploration and Production segment's fourth quarter net income is mainly due to lower

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charges that were recorded to write down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. The non-cash, pre-tax impairment charge recorded in the current year's fourth quarter was $32.8 million ($19.0 million after-tax) versus $417.2 million ($240.8 million after-tax) in the prior year. The full cost method of accounting requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. While possible, Seneca does not expect to incur an impairment charge in the first quarter of fiscal 2017 due to the improvement in oil and gas prices and lower lease operating expenses and development costs.

Excluding items impacting comparability, including the impairment charges discussed above, Operating Results in the Exploration and Production segment in the current year’s fourth quarter were $35.7 million, or $0.42 per share, compared to $19.0 million, or $0.22 per share, in the prior year’s fourth quarter, an increase of $16.7 million or $0.20 per share. The increase in Operating Results is mainly due to higher natural gas production, lower operating expenses and a lower effective tax rate, offset partially by lower realized natural gas and crude oil prices and lower oil production.

Seneca's fourth quarter net production was 39.8 billion cubic feet equivalent ("Bcfe"), an increase of 2.2 Bcfe, or 6 percent, from the prior year, and a decrease of 4.1 Bcfe, or 9 percent, versus the third quarter of fiscal 2016. Net natural gas production increased 2.5 Bcf, or 8 percent, versus prior year due mainly to new incremental firm transportation capacity that became available to Seneca during the first quarter of fiscal 2016. Seneca voluntarily curtailed an estimated 6.2 Bcf of net natural gas production in the fourth quarter as a result of depressed local spot prices in Pennsylvania. Seneca’s crude oil production decreased 54 thousand barrels ("Mbbl"), or 7 percent, due mainly to the continuing impact of a disruption in steam flood operations that occurred during the first quarter in the North Midway Sunset field. Steam volumes increased at North Midway Sunset during the fourth quarter of fiscal 2016 and field production is expected to return to pre-disruption levels in the first half of fiscal 2017.

Seneca's average realized natural gas price, after the impact of hedging, for the fourth quarter was $3.09 per thousand cubic feet ("Mcf"), a decrease of $0.26 per Mcf versus the prior year. Seneca's average realized oil price, after the impact of hedging, was $60.01 per barrel ("Bbl"), a decrease of $6.39 per Bbl. Seneca's average realized natural gas and oil prices benefited from an uplift of $0.82 per Mcf and $20.55 per Bbl, respectively, from financial hedges settled during the quarter.

The decrease in Seneca’s fourth quarter operating expenses was driven by lower lease operating and transportation expense ("LOE") and lower depreciation, depletion and amortization ("DD&A") expense. LOE decreased due to lower per unit operating costs, offset by the impact of higher natural gas production and the associated gathering costs. On a per unit of production basis, LOE decreased from $1.07 per Mcf equivalent ("Mcfe") to $0.97 per Mcfe. The $0.10 per Mcfe decrease is largely due to a reduction in well maintenance and steam fuel costs in Seneca's California division and lower salt water disposal and maintenance costs in Seneca's Appalachian division. DD&A expense decreased due to lower per unit DD&A, offset partially by the impact of higher production. Seneca’s per unit DD&A decreased $0.54 per Mcfe to $0.69 per Mcfe due to a lower depletable fixed asset balance resulting mainly from the ceiling test impairment charges recorded during the prior four quarters.

A lower effective income tax rate also benefited Seneca’s earnings. The lower effective rate was principally attributed to a tax credit related to a solar farm that went in service at Seneca’s California operations in the fourth quarter. Adjustments related to the intercompany tax sharing agreement in place amongst the Company’s subsidiaries also contributed to the lower effective rate.

The net loss in the Exploration and Production segment for fiscal 2016 was $452.8 million or $5.34 per share, compared to a net loss of $557.0 million, or $6.60 per share, in fiscal 2015, an improvement of $104.2 million or $1.26 per share. The decrease in the Exploration and Production segment's fiscal 2016 net loss is mainly due to lower charges that were recorded to write down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. The total non-cash, pre-tax impairment charge recorded in fiscal 2016 was $948.3 million ($550.0 million after-tax) versus $1.1 billion ($650.2 million after-tax) in the prior fiscal year.

Excluding items impacting comparability, including the impairment charges discussed above, Operating Results in the Exploration and Production segment for fiscal 2016 were $101.7 million, or $1.19 per share, compared to $78.4 million, or $0.92 per share, in fiscal 2015, an increase of $23.3 million or $0.27 per share. The increase in Operating Results is mainly due to higher production, lower operating expenses and a lower effective tax rate, offset partially by lower realized natural gas and crude oil prices and higher interest expense.

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Seneca generated record net production of 161.1 Bcfe in fiscal 2016, an increase of 3.3 Bcfe, or 2 percent, versus fiscal 2015. Seneca voluntarily curtailed an estimated 34.6 Bcf of net natural gas production in fiscal 2016. Seneca's average realized natural gas and oil prices, after the impact of hedging, were $3.02 per Mcf and $57.91 per Bbl, respectively, a decrease of $0.36 per Mcf and $12.45 per Bbl, versus fiscal 2015.

LOE expense decreased primarily due to lower repairs and maintenance expenses and overall operating costs, which decreased Seneca’s average per unit LOE by $0.10 per Mcfe, offset slightly by the impact of higher production and the associated gathering costs. Property, franchise and other taxes decreased due to lower Pennsylvania impact fee payments and California assessments. DD&A expense decreased $0.65 per Mcfe to $0.87 per Mcfe as a result of lower depletable fixed asset balance following the ceiling test impairment charges.

Year End Proved Reserves

Seneca’s total proved crude oil and natural gas reserves were 1,849 Bcfe at September 30, 2016 versus 2,344 Bcfe at September 30, 2015. The 495 Bcfe decrease was due primarily to 262 Bcfe of mineral sales, another 262 Bcfe of net negative revisions, and 161 Bcfe of annual production, offset by a 190 Bcfe of extensions and discoveries. Seneca’s total proved undeveloped reserves (“PUDs”) at the end of fiscal 2016 were 543 Bcfe, or 29 percent of proved reserves, which was down from 35 percent of proved reserves at the end of fiscal 2015.

As part of the joint development agreement (“JDA”) entered into in November 2015 and extended in June 2016, Seneca conveyed approximately 246 Bcfe of natural gas reserves to the JDA partner in fiscal 2016. The Company expects to convey an additional 69 Bcfe of proved reserves to the JDA partner in fiscal 2017. In addition to the JDA, the Company sold approximately 16 Bcfe of Upper Devonian reserves in fiscal 2016.

Revisions to previous proved reserve estimates resulted in a net reduction of 262 Bcfe, with 227 Bcfe, or 87 percent, due to lower oil and gas pricing. Similar to the quarterly ceiling test calculation discussed above, Seneca is required under SEC accounting rules to use 12-month historical oil and gas pricing to estimate its proved reserves. Average natural gas and oil prices used to estimate the Company’s proved reserves decreased $0.75 per Mcf and $18.57 per Bbl, respectively, from 2015. The Company is able to record positive price related revisions to its proved reserves if oil and gas prices increase.

Adjusting for sales and revisions, Seneca replaced 117 percent of its production in fiscal 2016 versus 404 percent in fiscal 2015. The decrease was driven primarily by the JDA and an overall reduction in development activity in Appalachia, where the Company went from operating 3 rigs in fiscal 2015 to a single rig in the second quarter of fiscal 2016.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2016	2015	Variance	2016	2015	Variance
Net Income / (Loss)	$16,816	$18,485	$(1,669)	$76,610	$80,354	$(3,744)
Net Income / (Loss) Per Share (Diluted)	$0.20	$0.22	$(0.02)	$0.90	$0.95	$(0.05)
Adjusted EBITDA	$46,517	$40,297	$6,220	$199,446	$188,042	$11,404

The Pipeline and Storage segment's fourth quarter earnings decreased $1.7 million versus the prior year as the increase in the segment’s operating income was more than offset by lower other income and higher income taxes. Operating income increased $2.9 million, or 9 percent, as a result of the three expansion projects - Northern Access 2015, Westside Expansion & Modernization, and Tuscarora Lateral - that were placed in service during the first quarter of fiscal 2016. Other income decreased $1.4 million as the Company recorded lower allowance for funds used during construction (“AFUDC”) following the in-service

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of the three expansion projects that were under construction during the prior year. The segment’s effective tax rate was higher in the fourth quarter due to adjustments related to the intercompany tax sharing agreement in place amongst the Company's subsidiaries.

Similarly, the Pipeline and Storage segment's fiscal 2016 earnings decreased $3.7 million versus the prior year as the increase in operating income was more than offset by higher interest expense and income taxes. Operating income increased $4.4 million, or 3 percent, as a result of the three expansion projects that were placed in service during the first quarter of fiscal 2016. The impact of the expansion projects were partially offset by a decrease in revenues from short-term seasonal contracts and a reduction in some of Supply Corporation’s and Empire’s tariff rates, as well as higher post-retirement benefit and executive compensation costs. The increase in interest expense was due to the full year impact of the long-term debt issuance that occurred at the end of the quarter ended June 30, 2015. The segment’s effective tax rate was higher in the fourth quarter due to changes in intercompany tax adjustments recorded in the current year.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2016	2015	Variance	2016	2015	Variance
Net Income / (Loss)	$8,537	$7,594	$943	$30,499	$31,849	$(1,350)
Net Income / (Loss) Per Share (Diluted)	$0.10	$0.09	$0.01	$0.36	$0.38	$(0.02)
Adjusted EBITDA	$20,963	$16,426	$4,537	$78,685	$68,881	$9,804

The Gathering segment’s fourth quarter earnings increased 12 percent due to higher gathering revenues, offset partially by higher Operation and Maintenance ("O&M"), DD&A and interest expenses. Operating revenues increased $5.2 million, or 29 percent, as a result of the increase in Seneca's gross production volumes during the quarter. O&M expense increased on higher costs associated with the operation of various compression facilities that were placed in service during the current fiscal year. DD&A expense increased due to higher gross plant in service during the quarter. Interest expense increased due to a decline in capitalized interest on lower construction work in progress during the current quarter.

The Gathering segment’s fiscal 2016 earnings declined 4 percent versus fiscal 2015 as the increase in operating income was more than offset by an increase in interest expense. Operating income increased $5.4 million, or 9 percent, as gathering revenues from higher system throughput more than offset higher O&M and DD&A expenses. Operating revenues increased $12.2 million, or 16 percent, due to the increase in Seneca's gross production volumes in 2016. O&M expense increased on higher costs associated with the operation of various compression facilities that were placed in service during the current fiscal year. DD&A expense increased due to higher gross plant in service during the year. The increase in interest expense was due to the full year impact of the long-term debt issuance that occurred at the end of the quarter ended June 30, 2015, coupled with lower capitalized interest.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2016	2015	Variance	2016	2015	Variance
Net Income / (Loss)	$(1,784)	$(3,288)	$1,504	$50,960	$63,271	$(12,311)
Net Income / (Loss) Per Share (Diluted)	$(0.02)	$(0.04)	$0.02	$0.60	$0.75	$(0.15)
Adjusted EBITDA	$10,400	$3,311	$7,089	$148,683	$164,037	$(15,354)

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The $0.02 per share improvement in the Utility segment's fourth quarter net loss was largely attributable to lower O&M expenses offset slightly by higher DD&A expense. O&M expense decreased $5.6 million versus the prior year due to lower maintenance, personnel, and post-retirement benefit costs.

The Utility segment’s fiscal 2016 earnings decreased 19 percent due to the warmer winter heating season and the impact of a regulatory true-up adjustment in fiscal 2015, offset partially by a reduction in O&M expenses. Warmer weather during the winter heating season had a negative impact on the segment’s margins, which contributed to a $0.15 per share decline in the Utility’s earnings. In New York, the impact of weather variations on earnings is largely mitigated by that jurisdiction’s weather normalization clause. O&M expense decreased $10.8 million in fiscal 2016 due to a decline in uncollectible customer accounts and lower maintenance, personnel, and post-retirement benefit costs.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2016	2015	Variance	2016	2015	Variance
Net Income / (Loss)	$231	$34	$197	$4,348	$7,766	$(3,418)
Net Income / (Loss) Per Share (Diluted)	$—	$—	$—	$0.05	$0.09	$(0.04)
Adjusted EBITDA	$87	$(176)	$263	$6,655	$12,237	$(5,582)

The Energy Marketing segment's fourth quarter earnings were relatively flat when compared to the prior year. For fiscal 2016, earnings declined $3.4 million due primarily to lower customer volumes and margins, which were negatively impacted by the warmer winter weather and stronger natural gas prices at local purchase points relative to NFR’s NYMEX-based customer sales contracts.

Corporate and All Other

The The Corporate and All Other category net loss of $3.0 million for the quarter ended September 30, 2016, compares to a net loss of $3.5 million in the prior year’s fourth quarter. The $0.5 million decrease in the net loss impacted consolidated earnings by less than $0.01 per share.

The Corporate and All Other category net loss of $0.5 million for the year ended September 30, 2016, compares to a net loss of $5.7 million in the prior year. The $5.2 million decrease in the net loss was due to lower corporate-level expenses and lower income taxes.

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EARNINGS GUIDANCE

The Company is reaffirming its earnings guidance for fiscal 2017 with a range of $2.85 to $3.15 per share. While the earnings guidance range remains unchanged, the Company is updating fiscal 2017 capital expenditure and production guidance and revising some of its Exploration & Production forecast assumptions.

	Updated FY 2017 Guidance	Previous FY 2017 Guidance
Consolidated Earnings per Share	$2.85 to $3.15	$2.85 to $3.15

Capital Expenditures (Millions)
Exploration & Production (1)	$180 - $220	$160 - $200
Pipeline & Storage	$390 - $440	$400 - $450
Gathering	$65 - $75	$75 - $85
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$725 - $835	$725 - $835

Exploration & Production Segment Guidance
NYMEX Natural Gas Price Assumption	$3.25	$3.00
NYMEX Crude Oil Price Assumption	$53.00	$50.00

Production (Bcfe)
East Division - Appalachia	125 to 148	130 to 153
West Division - California	20 to 22	20 to 22
Total Production	145 to 170	150 to 175

E&P Operating Costs ($/Mcfe)
LOE	$0.95 - $1.05	$0.95 - $1.05
G&A	$0.35 - $0.40	$0.35 - $0.40
DD&A	$0.65 - $0.75	$0.65 - $0.75

(1)    Net of initial conveyance proceeds received from joint development partner for working interest in joint development wells

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 4, 2016, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 844-742-4246, using conference ID number “97603563.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 855-859-2056 or 404-537-3406, using conference ID number “97603563.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 11, 2016.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes

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to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2015 GAAP earnings	$(207,019)	$18,485	$7,594	$(3,288)	$34	$(3,509)	$(187,703)
Items impacting comparability:
Impairment of oil and gas producing properties	417,197						417,197
Tax impact of impairment of oil and gas producing properties	(176,360)						(176,360)
Deferred income tax adjustments	(13,206)						(13,206)
Reversal of stock-based compensation	(2,767)	(1,900)	—	(1,684)	—	(1,425)	(7,776)
Tax impact of reversal of stock-based compensation	1,170	754	—	649	—	522	3,095
Fourth quarter 2015 operating results	19,015	17,339	7,594	(4,323)	34	(4,412)	35,247

Drivers of operating results
Higher (lower) crude oil prices	(3,006)						(3,006)
Higher (lower) natural gas prices	(5,933)						(5,933)
Higher (lower) natural gas production	5,490						5,490
Higher (lower) crude oil production	(2,358)						(2,358)
Lower (higher) lease operating and transportation expenses	1,121						1,121
Lower (higher) depreciation / depletion	12,286	(912)	(697)	(957)			9,720

Higher (lower) transportation revenues		3,946					3,946
Higher (lower) gathering and processing revenues			3,403				3,403
Lower (higher) other operating expenses	2,547	1,049	(466)	4,723		287	8,140
Lower (higher) property, franchise and other taxes	814						814

Higher (lower) margins					166	346	512

Higher (lower) AFUDC**		(1,415)					(1,415)

Lower (higher) interest expense			(441)				(441)

Lower (higher) income tax expense / effective tax rate	5,992	(2,356)	(911)	(1,244)		373	1,854

All other / rounding	(225)	(835)	55	17	31	415	(542)
Fourth quarter 2016 operating results	35,743	16,816	8,537	(1,784)	231	(2,991)	56,552
Items impacting comparability:
Impairment of oil and gas producing properties	(32,756)						(32,756)
Tax impact of impairment of oil and gas producing properties	13,757						13,757
Fourth quarter 2016 GAAP earnings	$16,744	$16,816	$8,537	$(1,784)	$231	$(2,991)	$37,553

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2015 GAAP earnings	$(2.45)	$0.22	$0.09	$(0.04)	$—	$(0.04)	$(2.22)
Items impacting comparability:
Impairment of oil and gas producing properties	4.93						4.93
Tax impact of impairment of oil and gas producing properties	(2.09)						(2.09)
Deferred income tax adjustments	(0.15)						(0.15)
Reversal of stock-based compensation	(0.03)	(0.02)	—	(0.02)	—	(0.02)	(0.09)
Tax impact of reversal of stock-based compensation	0.01	0.01	—	0.01	—	0.01	0.04
Earnings per share impact of diluted shares	(0.01)						(0.01)
Rounding	0.01	(0.01)					—
Fourth quarter 2015 operating results	0.22	0.20	0.09	(0.05)	—	(0.05)	0.41

Drivers of operating results
Higher (lower) crude oil prices	(0.04)						(0.04)
Higher (lower) natural gas prices	(0.07)						(0.07)
Higher (lower) natural gas production	0.06						0.06
Higher (lower) crude oil production	(0.03)						(0.03)
Lower (higher) lease operating and transportation expenses	0.01						0.01
Lower (higher) depreciation / depletion	0.14	(0.01)	(0.01)	(0.01)			0.11

Higher (lower) transportation revenues		0.05					0.05
Higher (lower) gathering and processing revenues			0.04				0.04
Lower (higher) other operating expenses	0.03	0.01	(0.01)	0.06		—	0.09
Lower (higher) property, franchise and other taxes	0.01						0.01

Higher (lower) margins					—	—	—

Higher (lower) AFUDC**		(0.02)					(0.02)

Lower (higher) interest expense			(0.01)				(0.01)

Lower (higher) income tax expense / effective tax rate	0.07	(0.03)	(0.01)	(0.01)		—	0.02

All other / rounding	0.02	—	0.01	(0.01)	—	0.01	0.03
Fourth quarter 2016 operating results	0.42	0.20	0.10	(0.02)	—	(0.04)	0.66
Items impacting comparability:
Impairment of oil and gas producing properties	(0.38)						(0.38)
Tax impact of impairment of oil and gas producing properties	0.16						0.16
Fourth quarter 2016 GAAP earnings	$0.20	$0.20	$0.10	$(0.02)	$—	$(0.04)	$0.44

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2015 GAAP earnings	$(556,974)	$80,354	$31,849	$63,271	$7,766	$(5,693)	$(379,427)
Items impacting comparability:
Impairment of oil and gas producing properties	1,126,257						1,126,257
Tax impact of impairment of oil and gas producing properties	(476,097)						(476,097)
Deferred income tax adjustments	(13,206)						(13,206)
Reversal of stock-based compensation	(2,767)	(1,900)	—	(1,684)	—	(1,425)	(7,776)
Tax impact of reversal of stock-based compensation	1,170	754	—	649	—	522	3,095
Fiscal 2015 operating results	78,383	79,208	31,849	62,236	7,766	(6,596)	252,846

Drivers of operating results
Higher (lower) crude oil prices	(23,643)						(23,643)
Higher (lower) natural gas prices	(33,645)						(33,645)
Higher (lower) natural gas production	8,751						8,751
Higher (lower) crude oil production	(5,103)						(5,103)
Derivative mark to market adjustments	(2,061)						(2,061)
Lower (higher) lease operating and transportation expenses	9,026						9,026
Lower (higher) depreciation / depletion	64,906	(3,312)	(2,895)	(1,951)			56,748

Higher (lower) transportation revenues		10,601					10,601
Higher (lower) gathering and processing revenues			7,956				7,956
Lower (higher) other operating expenses	4,946	(1,145)	(1,603)	6,592		1,447	10,237
Lower (higher) property, franchise and other taxes	4,142	(870)					3,272

Regulatory true-up adjustments				(3,389)			(3,389)
Warmer weather				(12,457)			(12,457)

Higher (lower) margins					(3,589)	910	(2,679)

Higher (lower) AFUDC**		(904)					(904)

Higher (lower) interest income	(1,102)						(1,102)

Lower (higher) interest expense	(5,660)	(3,685)	(4,709)				(14,054)

Lower (higher) income tax expense / effective tax rate	3,207	(2,695)				1,620	2,132

All other / rounding	(413)	(588)	(99)	(71)	171	2,086	1,086
Fiscal 2016 operating results	101,734	76,610	30,499	50,960	4,348	(533)	263,618
Items impacting comparability:
Impairment of oil and gas producing properties	(948,307)						(948,307)
Tax impact of impairment of oil and gas producing properties	398,287						398,287
Joint development agreement professional fees	(7,855)						(7,855)
Tax impact of joint development agreement professional fees	3,299						3,299
Fiscal 2016 GAAP earnings	$(452,842)	$76,610	$30,499	$50,960	$4,348	$(533)	$(290,958)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2015 GAAP earnings	$(6.60)	$0.95	$0.38	$0.75	$0.09	$(0.07)	$(4.50)
Items impacting comparability:
Impairment of oil and gas producing properties	13.35						13.35
Tax impact of impairment of oil and gas producing properties	(5.64)						(5.64)
Deferred income tax adjustments	(0.15)						(0.15)
Reversal of stock-based compensation	(0.03)	(0.02)	—	(0.02)	—	(0.02)	(0.09)
Tax impact of reversal of stock-based compensation	0.01	0.01	—	0.01	—	0.01	0.04
Earnings per share impact of diluted shares	(0.02)	(0.01)		(0.01)			(0.04)
Fiscal 2015 operating results	0.92	0.93	0.38	0.73	0.09	(0.08)	2.97

Drivers of operating results
Higher (lower) crude oil prices	(0.28)						(0.28)
Higher (lower) natural gas prices	(0.39)						(0.39)
Higher (lower) natural gas production	0.10						0.10
Higher (lower) crude oil production	(0.06)						(0.06)
Derivative mark to market adjustments	(0.02)						(0.02)
Lower (higher) lease operating and transportation expenses	0.11						0.11
Lower (higher) depreciation / depletion	0.76	(0.04)	(0.03)	(0.02)			0.67

Higher (lower) transportation revenues		0.12					0.12
Higher (lower) gathering and processing revenues			0.09				0.09
Lower (higher) other operating expenses	0.06	(0.01)	(0.02)	0.08		0.02	0.13
Lower (higher) property, franchise and other taxes	0.05	(0.01)					0.04

Regulatory true-up adjustments				(0.04)			(0.04)
Warmer weather				(0.15)			(0.15)

Higher (lower) margins					(0.04)	0.01	(0.03)

Higher (lower) AFUDC**		(0.01)					(0.01)

Higher (lower) interest income	(0.01)						(0.01)

Lower (higher) interest expense	(0.07)	(0.04)	(0.06)				(0.17)

Lower (higher) income tax expense / effective tax rate	0.04	(0.03)				0.02	0.03

All other / rounding	(0.02)	(0.01)	—	—	—	0.02	(0.01)
Fiscal 2016 operating results	1.19	0.90	0.36	0.60	0.05	(0.01)	3.09
Items impacting comparability:
Impairment of oil and gas producing properties	(11.18)						(11.18)
Tax impact of impairment of oil and gas producing properties	4.69						4.69
Joint development agreement professional fees	(0.09)						(0.09)
Tax impact of joint development agreement professional fees	0.04						0.04
Earnings per share impact of diluted shares	0.01					0.01	0.02
Fiscal 2016 GAAP earnings	$(5.34)	$0.90	$0.36	$0.60	$0.05	$—	$(3.43)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2016	2015	2016	2015
Operating Revenues:
Utility and Energy Marketing Revenues	$83,620	$87,816	$624,602	$860,618
Exploration and Production and Other Revenues	155,734	164,537	611,766	696,709
Pipeline and Storage and Gathering Revenues	53,118	48,709	216,048	203,586
	292,472	301,062	1,452,416	1,760,913
Operating Expenses:
Purchased Gas	814	5,256	147,982	349,984
Operation and Maintenance:
Utility and Energy Marketing	41,038	46,525	192,512	203,249
Exploration and Production and Other	36,235	43,460	160,201	184,024
Pipeline and Storage and Gathering	24,477	23,493	88,801	82,730
Property, Franchise and Other Taxes	19,791	21,002	81,714	89,564
Depreciation, Depletion and Amortization	56,117	70,860	249,417	336,158
Impairment of Oil and Gas Producing Properties	32,756	417,197	948,307	1,126,257
	211,228	627,793	1,868,934	2,371,966

Operating Income (Loss)	81,244	(326,731)	(416,518)	(611,053)

Other Income (Expense):
Interest Income	1,595	2,291	4,235	3,922
Other Income	2,647	3,401	9,820	8,039
Interest Expense on Long-Term Debt	(29,083)	(29,016)	(117,347)	(95,916)
Other Interest Expense	241	(173)	(3,697)	(3,555)

Income (Loss) Before Income Taxes	56,644	(350,228)	(523,507)	(698,563)

Income Tax Expense (Benefit)	19,091	(162,525)	(232,549)	(319,136)

Net Income (Loss) Available for Common Stock	$37,553	$(187,703)	$(290,958)	$(379,427)

Earnings (Loss) Per Common Share:
Basic	$0.44	$(2.22)	$(3.43)	$(4.50)
Diluted	$0.44	$(2.22)	$(3.43)	$(4.50)

Weighted Average Common Shares:
Used in Basic Calculation	85,016,408	84,570,432	84,847,993	84,387,755
Used in Diluted Calculation	85,629,858	84,570,432	84,847,993	84,387,755

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2016	2015

ASSETS
Property, Plant and Equipment	$9,539,581	$9,261,323
Less - Accumulated Depreciation, Depletion and Amortization	5,085,099	3,929,428
Net Property, Plant and Equipment	4,454,482	5,331,895

Current Assets:
Cash and Temporary Cash Investments	129,972	113,596
Hedging Collateral Deposits	1,484	11,124
Receivables - Net	133,201	105,004
Unbilled Revenue	18,382	20,746
Gas Stored Underground	34,332	34,252
Materials and Supplies - at average cost	33,866	30,414
Unrecovered Purchased Gas Costs	2,440	—
Other Current Assets	59,354	60,665
Total Current Assets	413,031	375,801

Other Assets:
Recoverable Future Taxes	177,261	168,214
Unamortized Debt Expense	1,688	2,218
Other Regulatory Assets	320,750	278,227
Deferred Charges	20,978	15,129
Other Investments	110,664	92,990
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	17,649	24,459
Fair Value of Derivative Financial Instruments	113,804	270,363
Other	604	167
Total Other Assets	768,874	857,243
Total Assets	$5,636,387	$6,564,939

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 85,118,886 Shares
and 84,594,383 Shares, Respectively	$85,119	$84,594
Paid in Capital	771,164	744,274
Earnings Reinvested in the Business	676,361	1,103,200
Accumulated Other Comprehensive Income (Loss)	(5,640)	93,372
Total Comprehensive Shareholders' Equity	1,527,004	2,025,440
Long-Term Debt, Net of Unamortized Discount and Debt Issuance Costs	2,086,252	2,084,009
Total Capitalization	3,613,256	4,109,449

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	108,056	180,388
Amounts Payable to Customers	19,537	56,778
Dividends Payable	34,473	33,415
Interest Payable on Long-Term Debt	34,900	36,200
Customer Advances	14,762	16,236
Customer Security Deposits	16,019	16,490
Other Accruals and Current Liabilities	74,430	96,557
Fair Value of Derivative Financial Instruments	1,560	10,076
Total Current and Accrued Liabilities	303,737	446,140

Deferred Credits:
Deferred Income Taxes	823,795	1,137,962
Taxes Refundable to Customers	93,318	89,448
Unamortized Investment Tax Credit	383	731
Cost of Removal Regulatory Liability	193,424	184,907
Other Regulatory Liabilities	99,789	108,617
Pension and Other Post-Retirement Liabilities	277,113	202,807
Asset Retirement Obligations	112,330	156,805
Other Deferred Credits	119,242	128,073
Total Deferred Credits	1,719,394	2,009,350
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,636,387	$6,564,939

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2016	2015

Operating Activities:
Net Income (Loss) Available for Common Stock	$(290,958)	$(379,427)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	948,307	1,126,257
Depreciation, Depletion and Amortization	249,417	336,158
Deferred Income Taxes	(246,794)	(357,587)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(1,868)	(9,064)
Stock-Based Compensation	5,755	3,208
Other	12,620	9,823
Change in:
Hedging Collateral Deposits	9,640	(8,390)
Receivables and Unbilled Revenue	(6,408)	51,638
Gas Stored Underground and Materials and Supplies	(3,532)	3,438
Unrecovered Purchased Gas Costs	(2,440)	—
Other Current Assets	3,179	3,150
Accounts Payable	(40,664)	34,687
Amounts Payable to Customers	(37,241)	23,033
Customer Advances	(1,474)	(2,769)
Customer Security Deposits	(471)	729
Other Accruals and Current Liabilities	3,453	(7,173)
Other Assets	1,941	2,696
Other Liabilities	(13,483)	23,173
Net Cash Provided by Operating Activities	$588,979	$853,580

Investing Activities:
Capital Expenditures	$(581,576)	$(1,018,179)
Net Proceeds from Sale of Oil and Gas Producing Properties	137,316	—
Other	(9,236)	(6,611)
Net Cash Used in Investing Activities	$(453,496)	$(1,024,790)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$—	$(85,600)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	1,868	9,064
Dividends Paid on Common Stock	(134,824)	(130,719)
Net Proceeds From Issuance of Long-Term Debt	—	444,635
Net Proceeds From Issuance of Common Stock	13,849	10,540
Net Cash (Used in) Provided by Financing Activities	$(119,107)	$247,920

Net Increase in Cash and Temporary Cash Investments	16,376	76,710
Cash and Temporary Cash Investments at Beginning of Period	113,596	36,886
Cash and Temporary Cash Investments at September 30	$129,972	$113,596

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2016	2015	Variance	2016	2015	Variance
Total Operating Revenues	$154,530	$163,851	$(9,321)	$607,113	$693,441	$(86,328)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	14,928	15,321	(393)	70,598	66,114	4,484
Lease Operating and Transportation Expense	38,463	40,186	(1,723)	153,914	167,800	(13,886)
All Other Operation and Maintenance Expense	2,429	3,189	(760)	12,832	14,304	(1,472)
Property, Franchise and Other Taxes	3,553	4,806	(1,253)	13,794	20,167	(6,373)
Depreciation, Depletion and Amortization	27,377	46,277	(18,900)	139,963	239,818	(99,855)
Impairment of Oil and Gas Producing Properties	32,756	417,197	(384,441)	948,307	1,126,257	(177,950)
	119,506	526,976	(407,470)	1,339,408	1,634,460	(295,052)

Operating Income (Loss)	35,024	(363,125)	398,149	(732,295)	(941,019)	208,724

Other Income (Expense):
Interest Income	78	661	(583)	858	2,554	(1,696)
Interest Expense	(13,552)	(14,176)	624	(55,434)	(46,726)	(8,708)

Income (Loss) Before Income Taxes	21,550	(376,640)	398,190	(786,871)	(985,191)	198,320
Income Tax Expense (Benefit)	4,806	(169,621)	174,427	(334,029)	(428,217)	94,188
Net Income (Loss)	$16,744	$(207,019)	$223,763	$(452,842)	$(556,974)	$104,132

Net Income (Loss) Per Share (Diluted)	$0.20	$(2.45)	$2.65	$(5.34)	$(6.60)	$1.26

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$53,047	$48,573	$4,474	$215,674	$203,089	$12,585
Intersegment Revenues	22,483	21,903	580	90,755	88,251	2,504
Total Operating Revenues	75,530	70,476	5,054	306,429	291,340	15,089

Operating Expenses:
Purchased Gas	(10)	(32)	22	1,048	462	586
Operation and Maintenance	22,256	21,971	285	79,402	75,741	3,661
Property, Franchise and Other Taxes	6,767	6,340	427	26,533	25,195	1,338
Depreciation, Depletion and Amortization	11,128	9,726	1,402	43,273	38,178	5,095
	40,141	38,005	2,136	150,256	139,576	10,680

Operating Income	35,389	32,471	2,918	156,173	151,764	4,409

Other Income (Expense):
Interest Income	242	124	118	770	474	296
Other Income	583	1,999	(1,416)	3,235	3,887	(652)
Interest Expense	(8,309)	(7,745)	(564)	(33,327)	(27,658)	(5,669)

Income Before Income Taxes	27,905	26,849	1,056	126,851	128,467	(1,616)
Income Tax Expense	11,089	8,364	2,725	50,241	48,113	2,128
Net Income	$16,816	$18,485	$(1,669)	$76,610	$80,354	$(3,744)

Net Income Per Share (Diluted)	$0.20	$0.22	$(0.02)	$0.90	$0.95	$(0.05)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$71	$136	$(65)	$374	$497	$(123)
Intersegment Revenues	23,471	18,169	5,302	89,073	76,709	12,364
Total Operating Revenues	23,542	18,305	5,237	89,447	77,206	12,241

Operating Expenses:
Operation and Maintenance	2,547	1,831	716	10,613	8,147	2,466
Property, Franchise and Other Taxes	32	48	(16)	149	178	(29)
Depreciation, Depletion and Amortization	3,876	2,804	1,072	15,282	10,829	4,453
	6,455	4,683	1,772	26,044	19,154	6,890

Operating Income	17,087	13,622	3,465	63,403	58,052	5,351

Other Income (Expense):
Interest Income	109	46	63	297	140	157
Other Income	1	1	—	5	5	—
Interest Expense	(2,091)	(1,413)	(678)	(8,872)	(1,627)	(7,245)

Income Before Income Taxes	15,106	12,256	2,850	54,833	56,570	(1,737)
Income Tax Expense	6,569	4,662	1,907	24,334	24,721	(387)
Net Income	$8,537	$7,594	$943	$30,499	$31,849	$(1,350)

Net Income Per Share (Diluted)	$0.10	$0.09	$0.01	$0.36	$0.38	$(0.02)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$67,870	$70,712	$(2,842)	$531,024	$700,761	$(169,737)
Intersegment Revenues	2,367	1,836	531	13,123	15,506	(2,383)
Total Operating Revenues	70,237	72,548	(2,311)	544,147	716,267	(172,120)

Operating Expenses:
Purchased Gas	10,392	12,164	(1,772)	166,155	307,653	(141,498)
Operation and Maintenance	40,294	45,899	(5,605)	189,178	200,023	(10,845)
Property, Franchise and Other Taxes	9,151	9,490	(339)	40,131	42,870	(2,739)
Depreciation, Depletion and Amortization	13,107	11,635	1,472	48,618	45,616	3,002
	72,944	79,188	(6,244)	444,082	596,162	(152,080)

Operating Income (Loss)	(2,707)	(6,640)	3,933	100,065	120,105	(20,040)

Other Income (Expense):
Interest Income	1,415	2,178	(763)	1,737	2,220	(483)
Other Income	593	662	(69)	2,342	2,265	77
Interest Expense	(5,898)	(7,030)	1,132	(27,582)	(28,176)	594

Income (Loss) Before Income Taxes	(6,597)	(10,830)	4,233	76,562	96,414	(19,852)
Income Tax Expense (Benefit)	(4,813)	(7,542)	2,729	25,602	33,143	(7,541)
Net Income (Loss)	$(1,784)	$(3,288)	$1,504	$50,960	$63,271	$(12,311)

Net Income (Loss) Per Share (Diluted)	$(0.02)	$(0.04)	$0.02	$0.60	$0.75	$(0.15)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$15,750	$17,104	$(1,354)	$93,578	$159,857	$(66,279)
Intersegment Revenues	30	53	(23)	884	849	35
Total Operating Revenues	15,780	17,157	(1,377)	94,462	160,706	(66,244)

Operating Expenses:
Purchased Gas	14,111	15,743	(1,632)	81,347	142,068	(60,721)
Operation and Maintenance	1,575	1,583	(8)	6,447	6,386	61
Property, Franchise and Other Taxes	7	7	—	13	15	(2)
Depreciation, Depletion and Amortization	70	57	13	278	209	69
	15,763	17,390	(1,627)	88,085	148,678	(60,593)

Operating Income (Loss)	17	(233)	250	6,377	12,028	(5,651)

Other Income (Expense):
Interest Income	136	54	82	422	195	227
Other Income	15	21	(6)	58	117	(59)
Interest Expense	(13)	(7)	(6)	(49)	(27)	(22)

Income (Loss) Before Income Taxes	155	(165)	320	6,808	12,313	(5,505)
Income Tax Expense (Benefit)	(76)	(199)	123	2,460	4,547	(2,087)
Net Income	$231	$34	$197	$4,348	$7,766	$(3,418)

Net Income Per Share (Diluted)	$—	$—	$—	$0.05	$0.09	$(0.04)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2016	2015	Variance	2016	2015	Variance
Total Operating Revenues	$978	$446	$532	$3,753	$2,352	$1,401
Operating Expenses:
Operation and Maintenance	281	226	55	776	936	(160)
Property, Franchise and Other Taxes	145	182	(37)	593	644	(51)
Depreciation, Depletion and Amortization	373	187	186	1,260	832	428
	799	595	204	2,629	2,412	217

Operating Income (Loss)	179	(149)	328	1,124	(60)	1,184

Other Income (Expense):
Interest Income	35	18	17	117	66	51
Other Income	98	1	97	98	5	93

Income (Loss) Before Income Taxes	312	(130)	442	1,339	11	1,328
Income Tax Expense (Benefit)	130	(63)	193	561	13	548
Net Income (Loss)	$182	$(67)	$249	$778	$(2)	$780

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$0.01	$—	$0.01

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$226	$240	$(14)	$900	$916	$(16)
Intersegment Revenues	1,091	1,195	(104)	3,991	3,987	4
Total Operating Revenues	1,317	1,435	(118)	4,891	4,903	(12)
Operating Expenses:
Operation and Maintenance	4,740	3,809	931	15,012	15,655	(643)
Property, Franchise and Other Taxes	136	129	7	501	495	6
Depreciation, Depletion and Amortization	186	174	12	743	676	67
	5,062	4,112	950	16,256	16,826	(570)

Operating Loss	(3,745)	(2,677)	(1,068)	(11,365)	(11,923)	558

Other Income (Expense):
Interest Income	30,389	29,999	390	123,156	104,477	18,679
Other Income	1,357	717	640	4,082	1,760	2,322
Interest Expense on Long-Term Debt	(29,083)	(29,016)	(67)	(117,347)	(95,916)	(21,431)
Other Interest Expense	(705)	(591)	(114)	(1,555)	(5,545)	3,990

Loss Before Income Taxes	(1,787)	(1,568)	(219)	(3,029)	(7,147)	4,118
Income Tax Expense (Benefit)	1,386	1,874	(488)	(1,718)	(1,456)	(262)
Net Loss	$(3,173)	$(3,442)	$269	$(1,311)	$(5,691)	$4,380

Net Loss Per Share (Diluted)	$(0.04)	$(0.04)	$—	$(0.01)	$(0.07)	$0.06

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2016	2015	Variance	2016	2015	Variance
Intersegment Revenues	$(49,442)	$(43,156)	$(6,286)	$(197,826)	$(185,302)	$(12,524)
Operating Expenses:
Purchased Gas	(23,679)	(22,619)	(1,060)	(100,568)	(100,199)	(369)
Operation and Maintenance	(25,763)	(20,537)	(5,226)	(97,258)	(85,103)	(12,155)
	(49,442)	(43,156)	(6,286)	(197,826)	(185,302)	(12,524)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(30,809)	(30,789)	(20)	(123,122)	(106,204)	(16,918)
Interest Expense	30,809	30,789	20	123,122	106,204	16,918
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2016		2015		(Decrease)	2016		2015		(Decrease)

Capital Expenditures:
Exploration and Production (4)	$41,181	(1)	$119,863	(2)	$(78,682)	$256,104	(1)(2)	$557,313	(2)(3)	$(301,209)
Pipeline and Storage	38,230	(1)	115,528	(2)	(77,298)	114,250	(1)(2)	230,192	(2)(3)	(115,942)
Gathering	10,578	(1)	30,952	(2)	(20,374)	54,293	(1)(2)	118,166	(2)(3)	(63,873)
Utility	25,719	(1)	29,034	(2)	(3,315)	98,007	(1)(2)	94,371	(2)(3)	3,636
Energy Marketing	6		4		2	34		128		(94)
Total Reportable Segments	115,714		295,381		(179,667)	522,688		1,000,170		(477,482)
All Other	—		—		—	37		—		37
Corporate	136		205		(69)	326		339		(13)
Total Capital Expenditures	$115,850		$295,586		$(179,736)	$523,051		$1,000,509		$(477,458)

(1)
Capital expenditures for the quarter and year ended September 30, 2016, include accounts payable and accrued liabilities related to capital expenditures of $25.2 million, $18.7 million, $5.3 million, and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the year ended September 30, 2016, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the year ended September 30, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2016.

(3)
Capital expenditures for the year ended September 30, 2015, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the year ended September 30, 2015. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2015.

(4)	The capital expenditures for the Exploration and Production segment do not include any proceeds from the sale of oil and gas assets.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended September 30	Normal	2016	2015	Normal (1)	Last Year (1)

Buffalo, NY	162	44	70	(72.8)	(37.1)
Erie, PA	124	23	51	(81.5)	(54.9)

Twelve Months Ended September 30

Buffalo, NY	6,653	5,611	6,968	(15.7)	(19.5)
Erie, PA	6,181	5,182	6,586	(16.2)	(21.3)

(1)	Percents compare actual 2016 degree days to normal degree days and actual 2016 degree days to actual 2015 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	34,711	32,183	2,528	140,457	136,404	4,053
West Coast	779	785	(6)	3,090	3,159	(69)
Total Production	35,490	32,968	2,522	143,547	139,563	3,984

Average Prices (Per Mcf)
Appalachia	$2.24	$2.21	$0.03	$1.94	$2.48	$(0.54)
West Coast	3.62	3.54	0.08	3.25	4.11	(0.86)
Weighted Average	2.27	2.24	0.03	1.97	2.51	(0.54)
Weighted Average after Hedging	3.09	3.35	(0.26)	3.02	3.38	(0.36)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	12	8	4	28	30	(2)
West Coast	712	770	(58)	2,895	3,004	(109)
Total Production	724	778	(54)	2,923	3,034	(111)

Average Prices (Per Barrel)
Appalachia	$63.46	$44.93	$18.53	$52.15	$57.44	$(5.29)
West Coast	39.06	42.33	(3.27)	35.26	51.37	(16.11)
Weighted Average	39.46	42.36	(2.90)	35.42	51.43	(16.01)
Weighted Average after Hedging	60.01	66.40	(6.39)	57.91	70.36	(12.45)

Total Production (Mmcfe)	39,834	37,636	2,198	161,085	157,767	3,318

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.37	$0.41	$(0.04)	$0.44	$0.42	$0.02
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.97	$1.07	$(0.10)	$0.96	$1.06	$(0.10)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.69	$1.23	$(0.54)	$0.87	$1.52	$(0.65)

(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.52 and $0.52 per Mcfe for the three months ended September 30, 2016 and September 30, 2015, respectively. Amounts include transportation expense of $0.52 and $0.52 per Mcfe for the twelve months ended September 30, 2016 and September 30, 2015, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2017
	Volume		Average Hedge Price
Oil Swaps
Brent	123,000	BBL	$92.27 / BBL
NYMEX	1,185,000	BBL	$61.34 / BBL
Total	1,308,000	BBL	$64.25 / BBL

Gas Swaps
NYMEX	35,710,000	MMBTU	$4.29 / MMBTU
Dominion Transmission Appalachian (DOM)	6,540,000	MMBTU	$3.86 / MMBTU
Michigan Consolidated City Gate (Mich Con)	3,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (DAWN)	19,100,000	MMBTU	$3.70 / MMBTU
Fixed Price Physical Sales	56,150,079	MMBTU	$2.60 / MMBTU
Total	120,500,079	MMBTU	$3.38 / MMBTU

Hedging Summary for Fiscal 2018
	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	663,000	BBL	$55.19 / BBL
Total	687,000	BBL	$56.44 / BBL

Gas Swaps
NYMEX	42,570,000	MMBTU	$3.34 / MMBTU
DAWN	8,400,000	MMBTU	$3.08 / MMBTU
Fixed Price Physical Sales	29,366,235	MMBTU	$2.46 / MMBTU
Total	80,336,235	MMBTU	$2.99 / MMBTU

Hedging Summary for Fiscal 2019
	Volume		Average Hedge Price
Oil Swaps
NYMEX	300,000	BBL	$53.00 / BBL
Total	300,000	BBL	$53.00 / BBL

Gas Swaps
NYMEX	27,060,000	MMBTU	$3.17 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	11,947,289	MMBTU	$3.09 / MMBTU
Total	46,207,289	MMBTU	$3.13 / MMBTU

Hedging Summary for Fiscal 2020
	Volume		Average Hedge Price
Gas Swaps
NYMEX	16,880,000	MMBTU	$3.07 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	3,566,558	MMBTU	$3.24 / MMBTU
Total	27,646,558	MMBTU	$3.07 / MMBTU

Hedging Summary for Fiscal 2021
	Volume		Average Hedge Price
Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Total	5,440,000	MMBTU	$3.01 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2016
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	96.000	(1)	0.000	96.000
Wells Commenced
Exploratory	3.000		0.000	3.000
Developmental	43.000		25.000	68.000
Wells Completed
Exploratory	1.000		0.000	1.000
Developmental	51.000		25.000	76.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	1.000		0.000	1.000
Wells in Process - End of Period
Exploratory	6.000		0.000	6.000
Developmental	87.000		0.000	87.000

(1)	Gross exploratory wells were increased by 4 and developmental wells were decreased by 4.

Net Wells in Process of Drilling
Twelve Months Ended September 30, 2016
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	81.500	(1)	0.000	81.500
Wells Commenced
Exploratory	3.000		0.000	3.000
Developmental	43.000		25.000	68.000
Wells Completed
Exploratory	1.000		0.000	1.000
Developmental	31.800		25.000	56.800
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	1.000		0.000	1.000
Well Interest Sold (2)
Exploratory	0.000		0.000	0.000
Developmental	28.800		0.000	28.800
Wells in Process - End of Period
Exploratory	6.000		0.000	6.000
Developmental	62.900	(2)	0.000	62.900

(1)	Net exploratory wells were increased by 4 and developmental wells were decreased by 4.

(2)	Seneca's East Division sold an 80% working interest in 36 of the existing developmental wells in process to IOG during the twelve months ended September 30, 2016.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2015	2,092,782	49,346	2,142,128
Extensions and Discoveries	185,347	—	185,347
Revisions of Previous Estimates	(245,029)	(3,132)	(248,161)
Production	(140,457)	(3,090)	(143,547)
Sales of Minerals in Place	(261,192)	—	(261,192)
September 30, 2016	1,631,451	43,124	1,674,575

Proved Developed Reserves:

September 30, 2015	1,267,498	49,346	1,316,844
September 30, 2016	1,089,492	43,124	1,132,616

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2015	220	33,502	33,722
Extensions and Discoveries	—	530	530
Revisions of Previous Estimates	(46)	(2,201)	(2,247)
Production	(28)	(2,895)	(2,923)
Sales of Minerals in Place	(73)	—	(73)
September 30, 2016	73	28,936	29,009

Proved Developed Reserves:

September 30, 2015	220	33,150	33,370
September 30, 2016	73	28,698	28,771

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Firm Transportation - Affiliated	13,468	15,128	(1,660)	100,637	110,431	(9,794)
Firm Transportation - Non-Affiliated	169,247	149,626	19,621	640,238	626,775	13,463
Interruptible Transportation	5,079	4,040	1,039	23,548	12,874	10,674
	187,794	168,794	19,000	764,423	750,080	14,343

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Gathered Volume - Affiliated	42,600	32,934	9,666	161,955	139,629	22,326

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Retail Sales:
Residential Sales	3,143	3,285	(142)	49,971	59,600	(9,629)
Commercial Sales	477	471	6	7,247	8,710	(1,463)
Industrial Sales	11	21	(10)	244	337	(93)
	3,631	3,777	(146)	57,462	68,647	(11,185)
Off-System Sales	—	—	—	1,243	3,787	(2,544)
Transportation	11,078	10,240	838	70,847	78,749	(7,902)
	14,709	14,017	692	129,552	151,183	(21,631)

Energy Marketing Volume
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Natural Gas (MMcf)	6,048	6,537	(489)	39,849	46,752	(6,903)

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 2 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and twelve months ended September 30, 2016 and 2015.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2016 and 2015:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
(in thousands)
Reported GAAP Earnings	$37,553	$(187,703)	$(290,958)	$(379,427)
Depreciation, Depletion and Amortization	56,117	70,860	249,417	336,158
Interest and Other Income	(4,242)	(5,692)	(14,055)	(11,961)
Interest Expense	28,842	29,189	121,044	99,471
Income Taxes	19,091	(162,525)	(232,549)	(319,136)
Impairment of Oil and Gas Producing Properties	32,756	417,197	948,307	1,126,257
Reversal of Stock-Based Compensation	—	(7,776)	—	(7,776)
Joint Development Agreement Professional Fees	—	—	7,855	—
Adjusted EBITDA	$170,117	$153,550	$789,061	$843,586

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$46,517	$40,297	$199,446	$188,042
Gathering Adjusted EBITDA	20,963	16,426	78,685	68,881
Total Midstream Businesses Adjusted EBITDA	67,480	56,723	278,131	256,923
Exploration and Production Adjusted EBITDA	95,157	97,582	363,830	422,289
Utility Adjusted EBITDA	10,400	3,311	148,683	164,037
Energy Marketing Adjusted EBITDA	87	(176)	6,655	12,237
Corporate and All Other Adjusted EBITDA	(3,007)	(3,890)	(8,238)	(11,900)
Total Adjusted EBITDA	$170,117	$153,550	$789,061	$843,586

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2016	2015	2016	2015
Exploration and Production Segment
Reported GAAP Earnings	$16,744	$(207,019)	$(452,842)	$(556,974)
Depreciation, Depletion and Amortization	27,377	46,277	139,963	239,818
Interest and Other Income	(78)	(661)	(858)	(2,554)
Interest Expense	13,552	14,176	55,434	46,726
Income Taxes	4,806	(169,621)	(334,029)	(428,217)
Impairment of Oil and Gas Producing Properties	32,756	417,197	948,307	1,126,257
Reversal of Stock-Based Compensation	—	(2,767)	—	(2,767)
Joint Development Agreement Professional Fees	—	—	7,855	—
Adjusted EBITDA	$95,157	$97,582	$363,830	$422,289

Pipeline and Storage Segment
Reported GAAP Earnings	$16,816	$18,485	$76,610	$80,354
Depreciation, Depletion and Amortization	11,128	9,726	43,273	38,178
Interest and Other Income	(825)	(2,123)	(4,005)	(4,361)
Interest Expense	8,309	7,745	33,327	27,658
Income Taxes	11,089	8,364	50,241	48,113
Reversal of Stock-Based Compensation	—	(1,900)	—	(1,900)
Adjusted EBITDA	$46,517	$40,297	$199,446	$188,042

Gathering Segment
Reported GAAP Earnings	$8,537	$7,594	$30,499	$31,849
Depreciation, Depletion and Amortization	3,876	2,804	15,282	10,829
Interest and Other Income	(110)	(47)	(302)	(145)
Interest Expense	2,091	1,413	8,872	1,627
Income Taxes	6,569	4,662	24,334	24,721
Adjusted EBITDA	$20,963	$16,426	$78,685	$68,881

Utility Segment
Reported GAAP Earnings	$(1,784)	$(3,288)	$50,960	$63,271
Depreciation, Depletion and Amortization	13,107	11,635	48,618	45,616
Interest and Other Income	(2,008)	(2,840)	(4,079)	(4,485)
Interest Expense	5,898	7,030	27,582	28,176
Income Taxes	(4,813)	(7,542)	25,602	33,143
Reversal of Stock-Based Compensation	—	(1,684)	—	(1,684)
Adjusted EBITDA	$10,400	$3,311	$148,683	$164,037

Energy Marketing Segment
Reported GAAP Earnings	$231	$34	$4,348	$7,766
Depreciation, Depletion and Amortization	70	57	278	209
Interest and Other Income	(151)	(75)	(480)	(312)
Interest Expense	13	7	49	27
Income Taxes	(76)	(199)	2,460	4,547
Adjusted EBITDA	$87	$(176)	$6,655	$12,237

Corporate and All Other
Reported GAAP Earnings	$(2,991)	$(3,509)	$(533)	$(5,693)
Depreciation, Depletion and Amortization	559	361	2,003	1,508
Interest and Other Income	(1,070)	54	(4,331)	(104)
Interest Expense	(1,021)	(1,182)	(4,220)	(4,743)
Income Taxes	1,516	1,811	(1,157)	(1,443)
Reversal of Stock-Based Compensation	—	(1,425)	—	(1,425)
Adjusted EBITDA	$(3,007)	$(3,890)	$(8,238)	$(11,900)

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)	2016	2015

Operating Revenues	$292,472,000	$301,062,000

Net Income (Loss) Available for Common Stock	$37,553,000	$(187,703,000)

Earnings (Loss) Per Common Share:
Basic	$0.44	$(2.22)
Diluted	$0.44	$(2.22)

Weighted Average Common Shares:
Used in Basic Calculation	85,016,408	84,570,432
Used in Diluted Calculation	85,629,858	84,570,432

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$1,452,416,000	$1,760,913,000

Net Income (Loss) Available for Common Stock	$(290,958,000)	$(379,427,000)

Earnings (Loss) Per Common Share:
Basic	$(3.43)	$(4.50)
Diluted	$(3.43)	$(4.50)

Weighted Average Common Shares:
Used in Basic Calculation	84,847,993	84,387,755
Used in Diluted Calculation	84,847,993	84,387,755